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                        EXHIBIT 99 - COMPUTATION OF THE
                      RATIOS OF EARNINGS TO FIXED CHARGES

                    WHIRLPOOL CORPORATION AND SUBSIDIARIES

                             (dollars in millions)



                                                     Six Months Ended
                                                      June 30, 1996
                                        -------------------------------------------
                                        Appliance      Financial       Whirlpool
                                         Business      Services       Corporation
                                        -----------   -----------   ---------------

Pretax earnings                          $   67.3      $   17.1      $     84.4

Portion of rents representative
  of the interest factor                      8.1           0.4             8.5

Interest on indebtedness                     78.1          37.5           115.6

Amortization of debt expense
  and premium                                 0.3           0.1             0.4

WFC preferred stock dividend                    -           2.3             2.3
                                         ----------    ----------    ------------

       Adjusted income                   $  153.8      $   57.4      $    211.2
                                         ==========    ==========    ============


Fixed charges
- -------------

   Portion of rents representative
     of the interest factor              $    8.1      $    0.4      $      8.5

   Interest on indebtedness                  78.1          37.5           115.6

   Amortization of debt expense
     and premium                              0.3           0.1             0.4

   WFC preferred stock dividend                 -           2.3             2.3
                                         ----------    ----------    ------------

                                         $   86.5      $   40.3      $    126.8
                                         ==========    ==========    ============


Ratio of earnings to
  fixed charges                              1.78          1.42            1.67
                                         ==========    ==========    ============



Ratio of earnings to
  fixed charges at
  June 30, 1995                              3.14          1.41            2.49
                                         ==========    ==========    ============
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